Exhibit 99.1

ServiceNow Reports Third Quarter 2012 Financial Results

88% Year-over-Year and 13% Quarter-over-Quarter Revenue Growth

SAN DIEGO – October 24, 2012 – ServiceNow, Inc. (NYSE: NOW), a leading provider of cloud-based services to automate enterprise IT operations, today announced its financial results for its third quarter of 2012.

Third quarter 2012 results:

•	Revenues of $64.3 million, an increase of 88% compared to the third quarter of 2011, and an increase of 13% from the second quarter of 2012.

•

A GAAP net loss for the quarter of $13.1 million, or a loss of $0.11 per basic and diluted share, compared to GAAP net income of $0.1 million, or net income of $0.00 per diluted share, in the third quarter of 2011.

•

A non-GAAP net loss for the quarter of $7.1 million, or a net loss of $ 0.06 per basic and diluted share, compared to non-GAAP net income of $1.7 million, or net income of $0.05 per diluted share, in the third quarter of 2011 (see the table entitled “Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).

•	Deferred Revenue of $147.9 million, a 13% increase over the $131.1 million reported at the end of the prior quarter.

•

Billings were $81.2 million, a 13% increase over the $72.1 million reported in the previous quarter and a 96% increase over the $41.4 million in the same period last year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

“ServiceNow’s third quarter results were highlighted by continued growth across our key financial metrics and we exceeded our previously stated outlook on revenue and non-GAAP EPS,” said Frank Slootman, president and chief executive officer of ServiceNow. “In our first full quarter as a public company, we added over 145 customers, bringing our cumulative customer count to 1,346 worldwide, and we achieved a customer renewal rate of 96%.”

“We continued to show strong revenue execution during the third quarter and nearly doubled our billings over the same period last year,” added Michael Scarpelli, chief financial officer of

ServiceNow. “Deferred revenue grew sequentially by 13%, marking the fourth consecutive quarter of double-digit sequential growth, and we generated approximately $9.1 million in operating cash flow for the quarter.”

Financial Outlook

The non-GAAP financial guidance discussed below excludes stock based compensation expense and the related income tax impact (see table which reconciles these non-GAAP financial measures to the related GAAP measures). Negative numbers are shown in parentheses.

For the fourth quarter of 2012, we now expect:

•

Total revenues between $69 and $71 million, representing year-over-year growth between 76% and 81%. Our total fourth quarter revenues estimate consists of subscription revenues between $60 and $61 million and professional services and other revenues between $9 and $10 million.

•	Subscription gross margin between 68% and 69%, professional services and other gross margin between (1%) and (5%), and overall gross margin between 58% and 59%.

•	Operating margin between (5%) and (7%).

•	A loss per basic and diluted share between $0.05 and $0.06 with weighted-average shares outstanding of approximately 123.5 million.

For the full year 2012 we expect revenues to be in the range of $237.5 to $239.5 million, representing year-over-year growth between 85% and 87%. Our total annual revenues estimate consists of subscription revenues between $201.6 and $202.6 million and professional services and other revenues between $35.9 and $36.9 million.

Third quarter highlights

•

In October, ServiceNow announced a new release of its cloud-based IT service automation software. With the new IT Asset Management application embedded in the product, ServiceNow enables companies to more efficiently utilize software and can help achieve compliance with license terms and requirements. At the same time, companies can avoid over-purchasing software licenses and maintenance or support contracts. The release also includes new capabilities for agile software development to improve user experience.

•

In August, ServiceNow announced it added end-to-end lifecycle automation for managing VMware virtual machines (VMs) from creation to retirement. The new capabilities can help prevent inefficient or wasteful use of VMs, saving administrative time and reducing cost. The new VMware lifecycle automation capabilities can also substantially reduce the amount of time and effort required to initially provision a VM, transforming a process that might take up to several weeks to one completed in only minutes.

Conference Call Details

ServiceNow will host a conference call to discuss its financial results for the third quarter of 2012 to begin today at 2 p.m. PDT (21:00 GMT). Interested parties may listen to the call by dialing 800.299.7098 (passcode: 41658837), or if outside North America, by dialing 617.801.9715 (passcode: 41658837). Individuals may also access the live teleconference from the investor relations section of the ServiceNow website at http://investors.servicenow.com. The webcast will be archived for a period of 30 days.

An audio replay of the conference call will also be available two hours after the call and be available for seven days. To hear the replay interested parties may dial 888.286.8010 (passcode: 68782712), or if outside North America, by dialing 617.801.6888 (passcode: 68782712).

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense. Management believes the presentation of operating results excluding stock-based compensation expense provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Billings is calculated as revenue plus the change in total deferred revenue. Management believes that billings offers investors useful supplemental information regarding the performance of our business and will help investors better understand sales volumes.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements

This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) possible fluctuations in our financial and operating results, (ii) our ability to grow at our expected rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue and unbilled deferred revenue into revenue, successfully deploy new customers, and continue to release, and gain customer acceptance of, new and improved versions of our service, and (iii) errors, interruptions, delays, or security breaches of our service or web hosting.

Further information on these and other factors that could affect our financial results are included in our Form 10-Q for the quarter ended June 30, 2012 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the third quarter ended September 30, 2012.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow is a leading provider of cloud-based services that automate enterprise IT operations. We focus on transforming enterprise IT by automating and standardizing business processes and consolidating IT across the global enterprise. Organizations deploy our service to create a single system of record for enterprise IT, lower operational costs and enhance efficiency. Additionally, our customers use our extensible platform to build custom applications for automating activities unique to their business requirements. For more information visit http://www.servicenow.com.

Any unreleased services, features or functions referenced in this document, our website or other press releases or public statements that are not currently available are subject to change at the discretion of ServiceNow and may not be delivered as planned or at all. Customers who purchase ServiceNow services should make their purchase decisions based upon services, features and functions that are currently available.

ServiceNow and the ServiceNow logo are trademarks of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.

# # #

ServiceNow media relations contacts:

Steve Schick

408.961.2349

steve.schick@servicenow.com

Kim Gengler

415.905.4045

kim.gengler@horngroup.com

ServiceNow investor relations contact:

858.345.1756

ir@servicenow.com

ServiceNow, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(Unaudited)
Revenues:
Subscription	$55,279	$30,331	$141,640	$76,331
Professional services and other	9,066	3,866	26,910	12,563

Total revenues	64,345	34,197	168,550	88,894

Cost of revenues (1):
Subscription	17,931	6,323	43,182	15,538
Professional services and other	9,643	5,609	28,519	15,095

Total cost of revenues	27,574	11,932	71,701	30,633

Gross profit	36,771	22,265	96,849	58,261

Operating expenses (1):
Sales and marketing	28,140	13,980	74,356	34,375
Research and development	10,783	2,757	26,098	7,003
General and administrative	11,195	4,509	24,441	10,471

Total operating expenses	50,118	21,246	124,895	51,849

Income (loss) from operations	(13,347)	1,019	(28,046)	6,412
Interest and other income (expense), net	615	(729)	1,148	(412)

Income (loss) before provision for income taxes	(12,732)	290	(26,898)	6,000
Provision for income taxes	321	169	519	852

Net income (loss)	$(13,053)	$121	$(27,417)	$5,148

Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$0.00	$(0.49)	$0.05

Diluted	$(0.11)	$0.00	$(0.49)	$0.04

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	117,698,005	20,693,359	57,089,411	19,695,440

Diluted	117,698,005	32,126,535	57,089,411	30,612,539

(1)	Includes total stock-based compensation expense for stock-based awards as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Cost of revenues:
Subscription	$1,276	$201	$2,514	$524
Professional services and other	495	71	964	151
Sales and marketing	2,899	800	6,852	1,373
Research and development	1,919	263	4,121	524
General and administrative	1,624	1,056	4,137	1,652

ServiceNow, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116,976	$68,088
Restricted cash	37	45
Short-term investments	139,485	—
Accounts receivable, net	55,924	44,860
Current portion of deferred commissions	12,236	6,087
Prepaid expenses and other current assets	5,675	9,883
Current portion of deferred tax assets	1,544	1,544

Total current assets	331,877	130,507
Deferred commissions, less current portion	9,734	4,597
Property and equipment, net	39,086	20,695
Other assets	1,507	524

Total assets	$382,204	$156,323

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,680	$9,411
Accrued expenses and other current liabilities	32,038	25,608
Current portion of deferred revenue	128,970	91,087
Current portion of deferred rent	—	455

Total current liabilities	166,688	126,561
Deferred revenue, less current portion	18,976	13,549
Deferred rent, less current portion	433	2,935
Other long-term liabilities	4,839	2,532
Convertible preferred stock	—	68,172
Stockholders’ equity (deficit)	191,268	(57,426)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$382,204	$156,323

ServiceNow, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(13,053)	$121	$(27,417)	$5,148
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,969	824	8,842	1,794
Amorization of premiums on short-term investments, net	496	—	594	—
Amortization of deferred commissions	3,920	1,561	9,264	3,942
Stock-based compensation	8,213	2,391	18,588	4,224
Tax benefit from exercise of stock options	(276)	—	(533)	(21)
Bad debt expense	148	—	148	—
(Gain) loss on disposal of property and equipment	—	—	(1)	60
Lease abandonment costs	2,922	—	2,922	—
Changes in operating assets and liabilities:
Accounts receivable	(8,342)	(637)	(11,065)	(7,768)
Deferred commissions	(7,449)	(3,031)	(20,525)	(6,419)
Prepaid expenses and other current assets	(961)	220	4,242	(2,092)
Other assets	2,095	(48)	(35)	(268)
Accounts payable	(1,069)	767	(106)	1,866
Accrued expenses and other current liabilities	2,659	370	4,644	4,239
Deferred rent	(2,899)	(83)	(2,957)	3,153
Deferred revenue	16,295	7,231	43,081	28,589
Other long-term liabilities	2,409	(2)	2,409	(6)

Net cash provided by operating activities	9,077	9,684	32,095	36,441

Cash flows from investing activities:
Purchases of property and equipment	(11,930)	(2,517)	(32,156)	(9,193)
Purchases of short-term investments	(123,003)	—	(146,922)	—
Sale of short-term investments	—	—	1,025	—
Maturities of short-term investments	5,800	—	5,800	—
Restricted cash	—	—	8	150

Net cash used in investing activities	(129,133)	(2,517)	(172,245)	(9,043)

Cash flows from financing activities:
Net proceeds from initial public offering	170,963	—	169,799	—
Proceeds from exercise of stock options	216	968	2,349	1,309
Proceeds from early exercise of stock options	—	814	1,024	1,457
Tax benefit from exercise of stock options	276	—	533	21
Net proceeds from issuance of common stock	—	—	17,848	—
Purchases of common stock and restricted stock from stockholders	—	—	(1,960)	—

Net cash provided by financing activities	171,455	1,782	189,593	2,787

Foreign currency effect on cash and cash equivalents	95	234	(555)	394

Net increase in cash and cash equivalents	51,494	9,183	48,888	30,579
Cash and cash equivalents at beginning of period	65,482	59,853	68,088	38,457

Cash and cash equivalents at end of period	$116,976	$69,036	$116,976	$69,036

Calculation of free cash flow (a non-GAAP measure):
Net cash provided by operating activities	$9,077	$9,684	$32,095	$36,441
Purchases of property and equipment	(11,930)	(2,517)	(32,156)	(9,193)

Free cash flow	$(2,853)	$7,167	$(61)	$27,248

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Three Months Ended
	September 30, 2012			September 30, 2011
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$55,279	$—	$55,279	$30,331	$—	$30,331
Professional services and other	9,066	—	9,066	3,866	—	3,866

Total revenues	64,345	—	64,345	34,197	—	34,197

Cost of revenues:
Subscription	17,931	(1,276)	16,655	6,323	(201)	6,122
Professional services and other	9,643	(495)	9,148	5,609	(71)	5,538

Total cost of revenues	27,574	(1,771)	25,803	11,932	(272)	11,660

Gross profit:
Subscription	37,348	1,276	38,624	24,008	201	24,209
Professional services and other	(577)	495	(82)	(1,743)	71	(1,672)

Total gross profit	$36,771	$1,771	$38,542	$22,265	$272	$22,537

Reconciliation of operating expenses:
Operating expenses:
Sales and marketing	$28,140	$(2,899)	$25,241	$13,980	$(800)	$13,180
Research and development	10,783	(1,919)	8,864	2,757	(263)	2,494
General and administrative	11,195	(1,624)	9,571	4,509	(1,056)	3,453

Total operating expenses	$50,118	$(6,442)	$43,676	$21,246	$(2,119)	$19,127

Reconciliation of income (loss) from operations, provision for income taxes, net income (loss), net income (loss) per share, and pro forma net income (loss) per share:

Income (loss) from operations	$(13,347)	$8,213	$(5,134)	$1,019	$2,391	$3,410

Income (loss) before provision for income taxes	$(12,732)	$8,213	$(4,519)	$290	$2,391	$2,681
Provision for income taxes	321	2,222	2,543	169	858	1,027

Net income (loss)	$(13,053)	$5,991	$(7,062)	$121	$1,533	$1,654

Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$0.05	$(0.06)	$0.00	$0.07	$0.07

Diluted	$(0.11)	$0.05	$(0.06)	$0.00	$0.05	$0.05

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	117,698,005		117,698,005	20,693,359		20,693,359

Diluted	117,698,005		117,698,005	32,126,535		32,126,535

(1)	Adjustments include stock-based compensation and the related tax effect.

ServiceNow, Inc.

Results of Operations GAAP to Non-GAAP Reconciliation

(in thousands except share and per share data)

(Unaudited)

	Nine Months Ended
	September 30, 2012			September 30, 2011
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$141,640	$—	$141,640	$76,331	$—	$76,331
Professional services and other	26,910	—	26,910	12,563	—	12,563

Total revenues	168,550	—	168,550	88,894	—	88,894

Cost of revenues:
Subscription	43,182	(2,514)	40,668	15,538	(524)	15,014
Professional services and other	28,519	(964)	27,555	15,095	(151)	14,944

Total cost of revenues	71,701	(3,478)	68,223	30,633	(675)	29,958

Gross profit:
Subscription	98,458	2,514	100,972	60,793	524	61,317
Professional services and other	(1,609)	964	(645)	(2,532)	151	(2,381)

Total gross profit	$96,849	$3,478	$100,327	$58,261	$675	$58,936

Reconciliation of operating expenses:
Operating expenses:
Sales and marketing	$74,356	$(6,852)	$67,504	$34,375	$(1,373)	$33,002
Research and development	26,098	(4,121)	21,977	7,003	(524)	6,479
General and administrative	24,441	(4,137)	20,304	10,471	(1,652)	8,819

Total operating expenses	$124,895	$(15,110)	$109,785	$51,849	$(3,549)	$48,300

Reconciliation of income (loss) from operations, provision for income taxes, net income (loss), net income (loss) per share, and pro forma net income (loss) per share:

Income (loss) from operations	$(28,046)	$18,588	$(9,458)	$6,412	$4,224	$10,636

Income (loss) before provision for income taxes	$(26,898)	$18,588	$(8,310)	$6,000	$4,224	$10,224
Provision for income taxes	519	4,353	4,872	852	1,135	1,987

Net income (loss)	$(27,417)	$14,235	$(13,182)	$5,148	$3,089	$8,237

Net income (loss) per share attributable to common stockholders:
Basic	$(0.49)	$0.25	$(0.24)	$0.05	$0.15	$0.20

Diluted	$(0.49)	$0.25	$(0.24)	$0.04	$0.10	$0.14

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	57,089,411		57,089,411	19,695,440		19,695,440

Diluted	57,089,411		57,089,411	30,612,539		30,612,539

(1)	Adjustments include stock-based compensation and the related tax effect.

ServiceNow, Inc.

Non-GAAP Billings Reconciliation

(in thousands)

(Unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Total revenues	$64,345	$56,774	$34,197
Deferred revenue, end of period	147,946	131,069	81,877
Less: deferred revenue, beginning of period	131,069	115,757	74,646

Billings	$81,222	$72,086	$41,428

ServiceNow, Inc.

Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of October 24, 2012. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company’s prospectus filed on June 29, 2012, the company’s Form 10-Q for the quarter ended June 30, 2012 filed on August 10, 2012, and the company’s Form 10-Q for the quarter ended September 30, 2012 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Three Months Ended December 31, 2012
Non-GAAP subscription gross margin	68% - 69%
Stock-based compensation expense	(3%)

GAAP subscription gross margin	65% - 66%

Non-GAAP professional services and other gross margin	(5%) - (1%)
Stock-based compensation expense	(10%)

GAAP professional services and other gross margin	(15%) - (11%)

Non-GAAP total gross margin	58% - 59%
Stock-based compensation expense	(4%)

GAAP total gross margin	54% - 55%

Non-GAAP operating margin	(7%) - (5%)
Stock-based compensation expense	(15%)

GAAP operating margin	(22%) - (20%)

Non-GAAP basic and diluted net loss per share	($0.06) - ($0.05)
Stock-based compensation expense	($0.09)
Incremental non-GAAP tax expense (1)	$0.02

GAAP basic and diluted net loss per share	($0.13) - ($0.12)

(1)	Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP stock-based compensation expense adjustments.